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                                                                                                                                                              www.pepcoholdings.com
NEWS RELEASE                                                                                                                                                   NYSE: POM

For Immediate Release                                                                      Media Contact:      Robert Dobkin      (202) 872-2680
October 24, 2002                                                                              Investor Relations:  Ernie Bourscheid  (202) 872-2797

                         Pepco Holdings Reports Third-Quarter Earnings
                                  Declares Dividend on Common Stock
                                          Conference Call Scheduled

          Pepco Holdings, Incorporated (NYSE: POM) today reported consolidated earnings for the quarter ended
Sept. 30, 2002, of $115.2 million, or 80 cents per share, on operating revenue of $1.64 billion. PHI was formed earlier this year to effect Potomac Electric Power Company's (Pepco) acquisition of Wilmington, Del.-based
Conectiv.

          The current third-quarter results include Pepco and its pre-merger subsidiaries for the entire period consolidated with results from Conectiv and its subsidiaries beginning Aug. 1, the date the merger was completed. Comparisons to third-quarter 2001 and year-to-date 2001 are not meaningful since under purchase accounting rules, Conectiv's results of operations are not included in these periods. For the third-quarter 2001,
Pepco and its pre-merger subsidiaries reported consolidated earnings of $68.7 million, or 64 cents per share, on operating revenue of $720 million.

          PHI's consolidated earnings for the nine months ended Sept. 30 were $184.1 million, or $1.54 per share, on operating revenue of $2.72 billion. For the year-to-date period in 2001, Pepco and its pre-merger subsidiaries reported consolidated earnings of $180.6 million, or $1.66 per share, on operating revenue of $1.92 billion.

OTHER INFORMATION

Common Stock Dividend Declared

          Today Pepco Holdings' Board of Directors declared a dividend on common stock of 25 cents per share payable Dec. 31, 2002, to shareholders of record on Dec. 10, 2002.

Conference Call for Investors

          Pepco Holdings will host a conference call to discuss third-quarter results on Tuesday, Oct. 29, 2002 at 9
a.m. EST. Individual investors, members of the news media and other interested parties may access the conference call "live" on the Internet at http://www.pepcoholdings.com or by telephone at (212) 676-5211. A taped replay of the conference call will be available at 11 a.m. EST and will remain available through 11 a.m.
on Tuesday, Nov. 5, 2002. To hear it, call (800) 633-8284 or (402) 977-9140 and enter access code 20922176.
An audio archive also will be available on the Pepco Holdings Web site.

Pepco Holdings, Inc. is a diversified energy company with headquarters in Washington, D.C. Its principal operating utilities, Pepco,
Delmarva Power and Light and Atlantic City Electric Company, deliver 50,000 gigawatt-hours of power to more than 1.8 million customers in Washington, Delaware, Maryland, New Jersey and Virginia. PHI engages in regulated utility operations by delivering electricity and natural gas, and provides competitive energy and energy products and services to residential and commercial customers.

__________________________

Forward-Looking Statements: Except for historical statements and discussions, the statements in this news release constitute
"forward-looking statements" within the meaning of federal securities law. These statements contain management's beliefs based on information currently available to management and on various assumptions concerning future events. Forward-looking statements are not a guarantee of future performance or events. They are subject to a number of uncertainties and other factors, many of which are outside the company's control. Factors that could cause actual results to differ materially from those in the forward-looking statements herein include general economic, business and financing conditions; availability and cost of capital; changes in laws, regulations or regulatory policies; weather conditions; competition; governmental actions; and other presently unknown or unforeseen factors. These uncertainties and factors could cause actual results to differ materially from such statements. Pepco Holdings disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
This information is presented solely to provide additional information to further understand the results and prospects of Pepco
Holdings.

   Attachments Containing Earnings Per Share Detail, Consolidated Quarterly and Year-to-Date Results
                                                      and Selected Financial Information Follow

ABOUT PEPCO HOLDINGS

          Pepco Holdings, Inc. (NYSE:POM) is a registered holding company under the Public Utility Holding
Company Act of 1935 (PUHCA) that was formed for the purpose of effecting Potomac Electric Power
Company's (Pepco) acquisition of Conectiv. In accordance with the terms of the merger agreement, upon the consummation of the merger on August 1, 2002, Pepco and Conectiv became wholly owned subsidiaries of
Pepco Holdings. Pepco Holdings manages its operations as follows: Power Delivery consists of the operations of Pepco, Delmarva Power and Light (DPL), and Atlantic City Electric Company (ACE). The operations of
DPL and ACE are collectively referred to as "Conectiv Power Delivery." Pepco is engaged in the transmission and distribution of electricity in the Washington D.C. metropolitan area. Conectiv Power Delivery is engaged in the transmission and distribution of electricity in Delaware and portions of Maryland, New Jersey, and
Virginia, and gas distribution in northern Delaware. Competitive Energy consists of the non-regulated operations of Conectiv Energy and Pepco Energy Services, Inc. (PES). Conectiv Energy is principally engaged in electricity production, energy-risk management, and marketing. PES provides integrated energy management solutions to commercial, industrial, and governmental customers and offers electricity and gas to residential and commercial customers in the Mid-Atlantic region. Other Non-Regulated primarily consists of the operations of Potomac Capital Investment Corporation (PCI) and Pepco Communications, Inc. (Pepcom).
PCI focuses on energy related financial investments and strategic operating businesses. Pepcom manages a
50% interest in Starpower Communications, LLC, a joint venture with RCN Corporation, which provides cable and telecommunications services to households in the Washington D.C. area.

EARNINGS PER SHARE DETAIL

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2001	2002	2001
Basic and Diluted Earnings Per Share
Power Delivery
Pepco	$.49	$.56	$1.05	$1.55
Conectiv Power Delivery	.15	- (a)	.18	- (a)
Total Power Delivery	.64	.56	1.23	1.55
Competitive Energy
Conectiv Energy	.16	- (a)	.19	- (a)
PES	.02	.04	.04	.08
Total Competitive Energy	.18	.04	.23	.08
Other Non-Regulated
PCI	.08	.07	.20	.12
Pepcom	(.02)	(.03)	(.03)	(.09)
Total Other Non-Regulated	.06	.04	.17	.03

Eliminations and Other (b)	(.08)	- (a)	(.09)	- (a)

Pepco Holdings Consolidated Earnings Per Share	$.80	$.64	$1.54	$1.66

Average Common Shares Outstanding
Basic	144,436,000	107,882,000	119,703,000	108,899,000
Diluted	144,436,000	107,882,000	119,703,000	109,276,000

(a)

The earnings per share amounts presented for the 2002 periods include Pepco and its pre-merger subsidiaries (PCI and PES) results for the entire periods consolidated with Conectiv and its subsidiaries results starting on August 1, 2002, the date the merger was consummated. The 2001 earnings per share amounts reflect only the operations of Pepco and its pre-merger subsidiaries, as previously reported by Pepco. Accordingly, the amounts between years are not comparable.

(b)

"Eliminations and Other" represents unallocated Pepco Holdings (parent company) capital costs, such as the acquisition financing and the amortization of "purchase accounting" related adjustments to the fair value of non-regulated Conectiv assets and liabilities as of August 1, 2002.

CONSOLIDATED QUARTERLY RESULTS

          Pepco Holdings today reported consolidated earnings for the three months ended September 30, 2002, of
80 cents per share. The 2002 Pepco Holdings earnings include contributions from the operations of Conectiv
Power Delivery and Conectiv Energy for the post-merger months of August and September 2002. Comparisons to third-quarter 2001 are not meaningful since under purchase accounting rules, Conectiv's results of operations are not included in this period. Pepco and its pre-merger subsidiaries reported consolidated earnings for the third quarter 2001 of 64 cents per share.

Power Delivery Results

          Pepco earned 49 cents per share for the third quarter of 2002 compared to 56 cents during the 2001 quarter. The 7-cent decrease resulted from the following:

•

A decrease of approximately 16 cents attributable to an increase in the average number of Pepco Holdings common shares outstanding as a result of approximately 56.2 million shares issued by Pepco Holdings on August 1, 2002 to acquire Conectiv.

•	A decrease of approximately 5 cents due to increased customer migration to alternate suppliers.
•	A decrease of approximately 3 cents per share due to higher operations and maintenance expense, depreciation expense, and Maryland property taxes.
•	A decrease of approximately 2 cents resulting primarily from lower investment earnings on generation divestiture proceeds.
•

An increase of approximately 10 cents due to the fact that the 2001 quarter included the non-recurring unfavorable impact from a settlement of certain disputes with Mirant in connection with the December 2000 sale of Pepco's generating plants.

•

An increase of approximately 9 cents attributable to higher revenue and delivered kilowatt hour sales (approximately 11%). This increase is primarily due to hotter weather than was experienced last year. Cooling degree hours were approximately 42% above normal during the period.

          Conectiv Power Delivery contributed 15 cents to Pepco Holdings' third quarter 2002 earnings per share.
This amount represents its contribution to earnings per share for the post-merger months of August and
September 2002. Conectiv Power Delivery's results were also favorably impacted by hotter than normal summer weather.

Competitive Energy Results

          Conectiv Energy contributed 16 cents per share to Pepco Holdings third quarter earnings per share. This amount represents its contribution to earnings per share for the post-merger months of August and September
2002.

          PES earned 2 cents per share during the 2002 third quarter compared to earnings of 4 cents during the corresponding quarter last year. The decrease in PES' earnings results primarily from higher congestion charges in its retail commodity business, reduced earnings from its power plants, and from a general slowdown in its energy efficiency construction business.

Other Non-Regulated Results

          PCI earned 8 cents per share during the 2002 third quarter compared to 7 cents per share during the corresponding quarter last year. The increase over the prior quarter is primarily due to new energy related financial investments.

          Pepcom lost 2 cents per share during the 2002 third quarter compared to a 3-cent loss during the corresponding quarter last year. This change primarily results from improved operations.

CONSOLIDATED NINE MONTHS ENDED RESULTS

          Pepco Holdings today reported consolidated earnings for the nine months ended September 30, 2002, of
$1.54 per share. The 2002 Pepco Holdings earnings include contributions from the operations of Conectiv
Power Delivery and Conectiv Energy for the post-merger months of August and September 2002. Comparisons to year-to-date 2001 are not meaningful since under purchase accounting rules, Conectiv's results of operations are not included in this period. Pepco and its pre-merger subsidiaries reported consolidated earnings for year-
to-date 2001 of $1.66 per share.

Power Delivery Results

          Pepco earned $1.05 per share for the nine month period ended September 30, 2002 compared to $1.55 during the corresponding 2001 period. The 50-cent decrease resulted from the following:

•	A decrease of approximately 14 cents due to increased customer migration.
•	A decrease of approximately 11 cents due to the fact that the 2001 nine month period included the non-recurring favorable impact of a gain recorded on the sale of Pepco's generating plants.
•

A decrease of approximately 10 cents primarily due to lower investment earnings on generation divestiture proceeds. These proceeds, which were invested during a portion of the nine month period in 2001, were subsequently used in 2002 to pay income taxes associated with the divestitures, to reduce long-term debt, to buy back common stock, to satisfy divestiture customer sharing commitments, and to partially fund the merger with Conectiv in 2002.

•

A decrease of approximately 10 cents attributable to an increase in the average number of Pepco Holdings common shares outstanding as a result of shares issued by Pepco Holdings on August 1, 2002 to acquire Conectiv.

•	A decrease of approximately 6 cents due to higher operations and maintenance expense, depreciation expense, and Maryland property taxes.
•

A net increase of 1-cent resulting from a 6-cent increase due to favorable weather during the nine-month period in 2002, compared to the same period in 2001, partially offset by a 5-cent decrease attributable to lower standard offer service margin resulting from greater customer sharing in the generation procurement credit process.

         Conectiv Power Delivery contributed 18 cents to Pepco Holdings nine month earnings per share. This amount represents its contribution to earnings per share for the post-merger months of August and September 2002.

Competitive Energy Results

          Conectiv Energy contributed 19 cents per share to Pepco Holdings nine month earnings per share. This amount represents its contribution to earnings per share for August and September 2002.

          PES earned 4 cents per share during the 2002 nine month period compared to earnings of 8 cents during the corresponding period last year. The decrease in PES' earnings results primarily from higher congestion charges in its retail commodity business, reduced earnings from its power plants, and from a general slowdown in its energy efficiency construction business.

Other Non-Regulated

          PCI earned 20 cents per share during the 2002 nine month period compared to 12 cents per share during the corresponding period last year. This increase results from new energy related financial investments.

          Pepcom lost 3 cents per share during the nine month period compared to a 9-cent loss last year. This change primarily results from improved margins, reduced selling, general and administrative expenses, and the favorable impact of the termination of the requirement to amortize goodwill.

SELECTED FINANCIAL INFORMATION UNAUDITED CONDENSED STATEMENTS OF EARNINGS
	Three Months Ended September 30, 2002 (In Millions)
	Power Delivery			Competitive Energy
	Pepco	(a) Conectiv	Total	(a) Conectiv	PES	Total	Other Non- Regulated	(b) Eliminations & Other	PHI Consolidated
Operating Revenue	$516.7	$456.7	$973.4	$557.0	$250.1	$807.1	$27.7	$(167.0)	$1,641.2
Operating Expense	375.7	407.6	783.3	516.4	244.4	760.8	9.0	(169.7)	1,383.4
Operating Income	141.0	49.1	190.1	40.6	5.7	46.3	18.7	2.7	257.8
Net Income	70.3	21.4	91.7	22.4	3.4	25.8	7.9	(10.2)	115.2
Earnings Available for Common Stock	70.3	21.4	91.7	22.4	3.4	25.8	7.9	(10.2)	115.2

	Three Months Ended September 30, 2001 (In Millions)
	Power Delivery			Competitive Energy
	Pepco	(a) Conectiv	Total	(a) Conectiv	PES	Total	Other Non- Regulated	(b) Eliminations & Other	PHI Consolidated
Operating Revenue	$527.3	-	$527.3	-	$165.6	$165.6	$29.7	$(2.6)	$720.0
Operating Expense	413.3	-	413.3	-	154.8	154.8	21.3	(2.6)	586.8
Operating Income	114.0	-	114.0	-	10.8	10.8	8.4	-	133.2
Net Income	60.3	-	60.3	-	4.2	4.2	4.2	-	68.7
Earnings Available for Common Stock	60.3	-	60.3	-	4.2	4.2	4.2	-	68.7

(a)

The unaudited condensed statements of earnings for the three months ended September 30, 2002 above include Pepco and its pre-merger subsidiaries (PCI and PES) results for the entire periods presented consolidated with Conectiv and its subsidiaries results starting on August 1, 2002, the date the merger was consummated. The 2001 operating amounts reflect only the operations of Pepco and its pre-merger subsidiaries, as previously reported by Pepco. Accordingly, the amounts between years are not comparable.

(b)

For the 2002 period, "Eliminations & Other" represents unallocated Pepco Holdings (parent company) capital costs, such as the acquisition financing and the amortization of "purchase accounting" related adjustments to the fair value of non-regulated Conectiv assets and liabilities as of August 1, 2002. For the 2001 period, this amount represents the elimination of intercompany rent paid by Pepco to PCI for Pepco's lease of office space in PCI's office building.

SELECTED FINANCIAL INFORMATION UNAUDITED CONDENSED STATEMENTS OF EARNINGS
	Nine Months Ended September 30, 2002 (In Millions)
	Power Delivery			Competitive Energy
	Pepco	(a) Conectiv	Total	(a) Conectiv	PES	Total	Other Non- Regulated	(b) Elimi- nations & Other	PHI Consolidated
Operating Revenue	$1,223.5	$456.7	$1,680.2	$557.0	$567.4	$1,124.4	$79.0	$(166.9)	$2,716.7
Operating Expense	948.8	407.6	1,356.4	516.4	561.0	1,077.4	29.7	(169.7)	2,293.8
Operating Income	274.7	49.1	323.8	40.6	6.4	47.0	49.3	2.8	422.9
Net Income	125.3	21.4	146.7	22.4	4.4	26.8	20.9	(10.3)	184.1
Earnings Available for Common Stock	125.3	21.4	146.7	22.4	4.4	26.8	20.9	(10.3)	184.1

	Nine Months Ended September 30, 2001 (In Millions)
	Power Delivery			Competitive Energy
	Pepco	(a) Conectiv	Total	(a) Conectiv	PES	Total	Other Non- Regulated	(b) Elimi- nations & Other	PHI Consolidated
Operating Revenue	$1,442.2	-	$1,442.2	-	$400.7	$400.7	$79.2	$(3.4)	$1,918.7
Operating Expense	1,102.1	-	1,102.1	-	384.2	384.2	62.2	(3.4)	1,545.1
Operating Income	340.1	-	340.1	-	16.5	16.5	17.0	-	373.6
Net Income	168.4	-	168.4	-	8.2	8.2	4.0	-	180.6
Earnings Available for Common Stock	168.4	-	168.4	-	8.2	8.2	4.0	-	180.6

(a)

The unaudited condensed statements of earnings for the nine months ended September 30, 2002 above include Pepco and its pre-merger subsidiaries (PCI and PES) results for the entire periods presented consolidated with Conectiv and its subsidiaries results starting on August 1, 2002, the date the merger was consummated. The 2001 operating amounts reflect only the operations of Pepco and its pre-merger subsidiaries, as previously reported by Pepco. Accordingly, the amounts between years are not comparable.

(b)

For the 2002 period, "Eliminations & Other" represents unallocated Pepco Holdings (parent company) capital costs, such as the acquisition financing and the amortization of "purchase accounting" related adjustments to the fair value of non-regulated Conectiv assets and liabilities as of August 1, 2002. For the 2001 period, this amount represents the elimination of intercompany rent paid by Pepco to PCI for Pepco's lease of office space in PCI's office building.

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